Exhibit 5.1

July 17, 2009

NovaDel Pharma Inc.

25 Minneakoning Road

Flemington, NJ 08822

Re:	Registration Statement on Form S-3 (Registration No. 159485) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to NovaDel Pharma Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 13,000,000 shares of common stock, par value $0.01 per share (the “Shares”), pursuant to the Registration Statement and the Prospectus Supplement dated July 17, 2009 (the “Prospectus Supplement”) each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, and the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any state or jurisdiction.

NovaDel Pharma Inc.

July 17, 2009

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the base prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius, LLP